Exhibit 10.1

AMENDMENT NO. 5

TO

CREDIT AGREEMENT

This Amendment No. 5 to Credit Agreement (the “Amendment”) is dated as of July 8, 2016, and is by and between Calm Waters Partnership, a Wisconsin General Partnership (“Calm Waters”), and Electronic Cigarettes International Group, Ltd., a Nevada corporation (the “Borrower”).

WHEREAS, Calm Waters and the Borrower entered into that certain Credit Agreement dated as of April 27, 2015 (the “CW Credit Agreement”);

WHEREAS, the Borrower entered into that certain Credit Agreement, dated April 27, 2015 (the “Additional Lender Credit Agreement”), by and among the Borrower, Tiburon Opportunity Fund, L.P., as a lender and as agent, and various additional lenders party thereto (the “Additional Lenders” and collectively with Calm Waters, the “Lenders”);

WHEREAS, the Lenders entered into that certain Intercreditor Credit Agreement, dated April 27, 2015 (the “Intercreditor Agreement”);

WHEREAS, pursuant to Amendment No. 1 to Credit Agreement, dated June 26, 2015 (“Amendment No. 1”), the Borrower and Calm Waters amended the CW Credit Agreement to (i) increase the aggregate principal amount of the Term Loans thereunder by $6,000,000 and (ii) extend the due date of certain post-Closing obligations of the Borrower;

WHEREAS, pursuant to Amendment No. 2 to Credit Agreement, dated June 30, 2015 (“Amendment No. 2”), and as a condition to receiving funds under a trade facility with ExWorks Capital Fund I, L.P., the Borrower and Calm Waters amended the CW Credit Agreement to include a legend stating that the liens granted to the Lenders thereunder are subject to an Intercreditor Agreement among the Borrower, and the subordinated creditors party thereto;

WHEREAS, pursuant to Amendment No. 3 to Credit Agreement, dated October 30, 2015 (“Amendment No. 3”), the Borrower and Calm Waters amended the CW Credit Agreement to increase the aggregate principal amount of the Term Loans thereunder by $18,000,000;

WHEREAS, pursuant to Amendment No. 4 to Credit Agreement, dated January 11, 2016 (“Amendment No. 4”), the Borrower and Calm Waters amended the CW Credit Agreement to increase the aggregate principal amount of the Term Loans thereunder by $9,042,955 (the CW Credit Agreement, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4, the “Amended CW Credit Agreement”);

WHEREAS, the Borrower desires to further amend the Amended CW Credit Agreement to, among other things, reduce the interest rate payable pursuant thereto and extend the term thereof, and to increase the aggregate principal amount of the Term Loans thereunder by $4,000,000;

WHEREAS, pursuant to Section 5.1 of the Intercreditor Agreement, no term of the Amended CW Credit Agreement or the Additional Lender Credit Agreement may be amended and the performance or observance by the parties of any term of the Amended CW Credit Agreement or the Additional Lender Credit Agreement may not be waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of the Requisite Lenders; provided, however, that except for amendments relating to the adjustment of the amount of principal, the rate of interest, the payment of premiums or the date of maturity, any permitted amendment or waiver under Section 5.1 of the Intercreditor Agreement shall constitute an amendment or waiver applicable to the Amended CW Credit Agreement and the Additional Lender Credit Agreement (on a pro rata basis in accordance with the amount of the Obligations owed to each Lender, as appropriate), as the case may be; and

WHEREAS, Calm Waters, by itself the Requisite Lender, has agreed to (i) the amendments to the Amended CW Credit Agreement as set forth herein, (ii) increase the aggregate principal amount of the Term Loans under the Amended CW Credit Agreement and (iii) permit the issuance of a warrant to Calm Waters;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment, each intending to be legally bound, hereby agree as follows:

1.          Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Amended CW Credit Agreement.

2.          Amendments to the Amended CW Credit Agreement.

2.1.          Section 1.01 of the Amended CW Credit Agreement is hereby amended by deleting the definition of “Closing” in its entirety and replacing it with the following:

“Closing” shall mean the Initial Closing, the Second Closing, the Third Closing, the Fourth Closing and the Fifth Closing.

2.2.          Section 1.01 of the Amended CW Credit Agreement is hereby amended by deleting the definition of “Closing Date” in its entirety and replacing it with the following:

“Closing Date” shall mean the Initial Closing Date, the Second Closing Date, the Third Closing Date, the Fourth Closing Date and the Fifth Closing Date, unless otherwise specifically provided herein.

2.3.          Section 1.01 of the Amended CW Credit Agreement is hereby amended by adding the definition of “Fifth Closing” as follows:

“Fifth Closing” shall mean the closing of the transactions contemplated by this Agreement on the Fifth Closing Date.

2.4.          Section 1.01 of the Amended CW Credit Agreement is hereby amended by adding the definition of “Fifth Closing Date” as follows:

“Fifth Closing Date” shall mean July [•], 2016.

2.5.          Section 1.01 of the Amended CW Credit Agreement is hereby amended by deleting the definition of “Maturity Date” in its entirety and replacing it with the following:

“Maturity Date” shall mean June 30, 2020 (or if such day is not a Business Day, the next Business Day).

2.6.          Section 1.01 of the Amended CW Credit Agreement is hereby amended by deleting the definition of “Repayment Date” in its entirety.

2.7.          Section 1.01 of the Amended CW Credit Agreement is hereby amended by adding the definition of “Trading Day” as follows:

“Trading Day” means a day on which the principal Trading Market is open for trading.

2.8.          Section 1.01 of the Amended CW Credit Agreement is hereby amended by adding the definition of “Trading Market” as follows:

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

2.9.          Section 1.01 of the Amended CW Credit Agreement is hereby amended by adding the definition of “VWAP” as follows:

“’VWAP’ means, for any date or period, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) or the weighted average of the daily volume weighted average price of the Common Stock for each Trading Day within such period on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) or the weighted average of the daily volume weighted average price of the Common Stock for each Trading Day within such period on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported or the average of the bid prices per share of the Common Stock so reported during such period, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by Lender and reasonably acceptable to the Borrower, the fees and expenses of which shall be paid by the Borrower.”

2.10.         Section 1.01 of the Amended CW Credit Agreement is hereby amended by deleting the definition of “Warrant” in its entirety and replacing it with the following:

“Warrant” shall mean the Common Stock Purchase Warrants executed and delivered pursuant to Section 4.01(o), Section 4.02(g), Section 4.03(g) and Section 4.04(g), each substantially in the form of Exhibit F-1, as amended pursuant to Section 4.05(h), substantially in the form of Exhibit F-2, and Section 4.05(g), substantially in the form of Exhibit F-3.

2.11.         Section 2.01 of the Amended CW Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Section 2.01.         Term Loan. Subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the other Loan Documents, the Lender agrees to make Term Loans to the Borrower on the Closing Dates in an aggregate principal amount equal to $69,800,000, consisting of (i) a Term Loan on the Initial Closing Date in a principal amount equal to $35,000,000, (ii) a Term Loan on the Second Closing Date in a principal amount equal to $6,000,000, (iii) a Term Loan on the Third Closing Date in a principal amount equal to $18,000,000, (iv) a Term Loan on the Fourth Closing Date in a principal amount equal to $9,042,955, and (v) a Term Loan on the Fifth Closing Date in a principal amount equal to $4,000,000, to be disbursed in accordance with Schedule 3.15; provided, however, that the disbursement of any amounts in settlement of debt obligations shall be subject to payoff letters entered into between the Borrower and the obligee in form and substance (including, but not limited to, a release of the Borrower) acceptable to Calm Waters. Amounts repaid or prepaid in respect of the Term Loan may not be reborrowed. The Borrower and the Lender agree that for U.S. federal income tax purposes, the aggregate issue price under Section 1273(b) of the Internal Revenue Code of 1986, as amended, of the Term Loan is $3,800,000. The Borrower and the Lender agree to use the foregoing issue price and the values and the yields which result in such issue price for U.S. federal income tax purposes.

2.12.         Section 2.04(a) is hereby amended by deleting “12%” and inserting “4%” in place thereof.

2.13.         Section 2.04(b) is hereby amended by inserting the following at the end thereof:

“in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company, valued at a price per share equal to the VWAP for the 90 calendar day period preceding each interest payment date or the Maturity Date, as the case may be; provided, however, that in the event the Company does not have a sufficient number of authorized but unissued shares of Common Stock that are not otherwise contractually reserved for issuance, then interest payments shall be made in cash”

2.14.         The following shall be added as a new Section 2.04(c):

“(c) Mechanics of Payment of Interest in Kind.

i. Shares Issuable on Interest Payment Date.  The number of shares of Common Stock issuable on an Interest Payment Date hereunder shall be determined by the quotient obtained by dividing (x) the amount of interest to be paid by (y) the VWAP for the 90 day period preceding the date on which interest payment is due (such number of shares of Common Stock, the “In-Kind Shares”).

ii. Delivery of Certificate Upon Payment of Interest in Kind. Not later than three (3) Trading Days after each Interest Payment Date (the “In-Kind Share Delivery Date”), the Borrower shall deliver, or cause to be delivered, to the Lender a certificate or certificates representing the number of In-Kind Shares being issued.  The certificates shall bear a restrictive legend in the following form, as appropriate:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Certificates evidencing the In-Kind Shares shall not contain any legend (including the legend set forth above): (i) while a registration statement covering the resale of the In-Kind Shares is effective under the Securities Act, (ii) following any sale of such In-Kind Shares pursuant to Rule 144, (iii) if such legend is not required under applicable requirements of the Securities Act (including under Rule 144 or judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after any of the events described in (i)-(iii) in the preceding sentence if required by the Transfer Agent to effect the removal of the legend hereunder (with a copy to the applicable Lender and its broker). If all or any portion of the In-Kind Shares are issued at a time when there is an effective registration statement to cover the resale of the In-Kind Shares, or if such In-Kind Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including under Rule 144, judicial interpretations and pronouncements issued by the staff of the Commission, etc.) then such In-Kind Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 2.04(c)(ii), it will, no later than three (3) Trading Days following the delivery by a Lender to the Company or the Transfer Agent of a certificate representing In-Kind Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Lender a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 2.04(c)(ii). Certificates for In-Kind Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Lender by crediting the account of the Lender’s brokerage account with the Depository Trust Company System as directed by such Lender.

iii. Failure to Deliver Certificates.  If such certificate is not or certificates are not delivered to or as directed by the Lender by the In-Kind Share Delivery Date, Lender shall be entitled to elect by written notice to the Borrower at any time on or before its receipt of such certificate or certificates, to require the Borrower to pay in cash the amount of interest due in respect of which such In-Kind Shares were to be issued, in which event the Borrower shall within one business day deliver to Lender by wire transfer of immediately available funds an amount in cash equal to such interest payment.

iv. Obligation Absolute; Partial Liquidated Damages.  The Borrower’s obligations to issue and deliver the In-Kind Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by Lender to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by Lender or any other Person of any obligation to the Borrower or any violation or alleged violation of law by Lender or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to Lender in connection with the issuance of such In-Kind Shares; provided, however, that such delivery shall not operate as a waiver by the Borrower of any such action the Borrower may have against Lender.  If the Borrower fails for any reason to deliver to Lender such certificate or certificates pursuant to this Section 2.04 by the In-Kind Share Delivery Date, the Borrower shall pay to Lender, in cash, as liquidated damages and not as a penalty, for each $1,000 of interest due, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such In-Kind Share Delivery Date until such certificates are delivered or Lender makes an election under clause (iii), above.  Nothing herein shall limit Lender’s right to pursue actual damages or declare an Event of Default pursuant hereto for the Borrower’s failure to deliver In-Kind Shares within the period specified herein and Lender shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The exercise of any such rights shall not prohibit Lender from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Certificates. In addition to any other rights available to Lender, if the Borrower fails for any reason to deliver to Lender such certificate or certificates by the In-Kind Share Delivery Date pursuant to Section 2.04(c)(ii), and if after such In-Kind Share Delivery Date Lender is required by its brokerage firm to purchase (in an open market transaction or otherwise), or Lender’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by Lender of the In-Kind Shares which Lender was entitled to receive on the In-Kind Share Delivery Date (a “Buy-In”), then the Borrower shall (A) pay in cash to Lender (in addition to any other remedies available to or elected by Lender) the amount, if any, by which (x) Lender’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that Lender was entitled to receive on the Interest Payment Date at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of Lender, either within one business day deliver to Lender by wire transfer of immediately available funds an amount in cash equal to such interest payment plus Late Fees on such amount or deliver to Lender the number of shares of Common Stock that would have been issued if the Borrower had timely complied with its delivery requirements under Section 2.04(c)(ii).  For example, if Lender purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted sale of In-Kind Shares with respect to which the actual sale price of the In-Kind Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Borrower shall be required to pay Lender $1,000.  Lender shall provide the Borrower written notice indicating the amounts payable to Lender in respect of the Buy-In and, upon request of the Borrower, evidence of the amount of such loss.  Nothing herein shall limit Lender’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Borrower’s failure to timely deliver certificates representing In-Kind Shares as required pursuant to the terms hereof.

vi. Reservation of Shares. The Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance in payment of interest on the Notes, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than Lender, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account any adjustments) upon the payment of interest hereunder.  The Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to Lender’s compliance with its obligations under the Registration Rights Agreement).

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued in payment of interest hereunder.  As to any fraction of a share which Lender would otherwise be entitled to receive on any Interest Payment Date, the Borrower shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the VWAP used in calculating the In-Kind Shares issuable on that Interest Payment Date or round up to the next whole share.

viii. Transfer Taxes and Expenses.  The issuance of certificates for In-Kind Shares shall be made without charge to Lender for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of Lender and the Borrower shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Borrower the amount of such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.  The Borrower shall pay all Transfer Agent fees required for same-day processing of the issuance of In-Kind Shares.

ix. Reporting Requirements. The Borrower will furnish in writing to Lender promptly upon request any such information as may be requested by Lender to permit Lender to comply with the Securities Act and the Exchange Act.

x. Granting of Security Interests. The Company acknowledges and agrees that the Lender may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the In-Kind Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Lender may transfer pledged or secured In-Kind Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Lender’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

xi. Furnishing of Information; Public Information. Until the earliest of the time that the Lender no longer owns the In-Kind shares, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then then subject to the reporting requirements of the Exchange Act.”

2.15.         Section 2.06(a) is hereby deleted in its entirety and replaced with “[Reserved]” in place thereof.

2.16.         Section 2.09(a) is hereby deleted in its entirety and replaced with the following:

“(a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document not later than 4:00 p.m., Milwaukee, Wisconsin time, on the date when due in immediately available Dollars (except to the extent set forth in Section 2.04(c)), without setoff, defense or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each such payment shall be made to the Lender by wire transfer of immediately available funds to an account specified by the Lender.”

2.17.         The following shall be added as a new Section 3.34:

“Takeover Statutes. No “control share acquisition,” “fair price,” “moratorium,” “business combination” or other anti-takeover Law (a “Takeover Statute”) in effect as of the date hereof is applicable or will be applicable to the Lender or any affiliate or associate thereof (whether as a result of the Lender’s Beneficial Ownership and/or the Beneficial Ownership of the Lender’s affiliates and/or associates or otherwise) or any transaction contemplated by this Agreement, including any acquisition of In-Kind Shares. The Borrower Board will take all necessary action so that to the fullest extent possible no Takeover Statute will apply to the Lender or any affiliate or associate thereof (whether as a result of the Lender’s Beneficial Ownership and/or the Beneficial Ownership of the Lender’s affiliates and/or associates or otherwise) or any transaction contemplated by this Agreement, including any acquisition of In-Kind Shares.  No claim will be made or enforced by the Borrower or, with the consent of the Borrower, any other Person, that any Takeover Statute applies to the Lender or any affiliate or associate thereof (whether as a result of the Lender’s Beneficial Ownership and/or the Beneficial Ownership of the Lender’s affiliates and/or associates or otherwise) or any transaction contemplated by this Agreement, including any acquisition of In-Kind Shares.  The Borrower will not adopt any “poison pill” or rights plan or other anti-takeover plan or arrangement that could be triggered by the Lender’s Beneficial Ownership and/or the Beneficial Ownership of the Lender’s affiliates and/or associates.  For purposes hereof, “Beneficial Ownership” means, with respect to any person, such person’s beneficial ownership of shares of Common Stock issuable hereunder alone or in combination with any other shares of Common Stock beneficially owned by such person and any other shares of Common Stock the ownership of which may be attributable to such person pursuant to any Takeover Statute; and “Law” means any federal, state, local or foreign law, statute, code, directive, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction or decree.”

2.18.         Schedule 1.01(a) of the Disclosure Schedule to the Amended CW Credit Agreement entitled “Existing Credit Agreements” is hereby amended by deleting it in its entirety and replacing it with the revised Schedule 1.01(a) attached hereto as Exhibit A.

2.19.         Schedule 3.06 of the Disclosure Schedule to the Amended CW Credit Agreement entitled “Capitalization” is hereby amended by deleting it in its entirety and replacing it with the revised Schedule 3.06 attached hereto as Exhibit B.

2.20.         Schedule 3.12 of the Disclosure Schedule to the Amended CW Credit Agreement entitled “Agreements” is hereby amended by deleting it in its entirety and replacing it with the revised Schedule 3.12 attached hereto as Exhibit C.

2.21.         Schedule 3.15 of the Disclosure Schedule to the Amended CW Credit Agreement entitled “Use of Proceeds” is hereby amended by deleting it in its entirety and replacing it with the revised Schedule 3.15 attached hereto as Exhibit D.

2.22.         Schedule 3.29 of the Disclosure Schedule to the Amended CW Credit Agreement entitled “Indebtedness” is hereby amended by deleting it in its entirety and replacing it with the revised Schedule 3.29 attached hereto as Exhibit E.

3.          Conditions to the Effectiveness of Amendment. Article IV is hereby amended by adding the following as a new Section 4.05:

“Section 4.05. Conditions of Borrowing at the Fifth Closing. On the Fifth Closing Date:

(a)          The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct on and as of the Fifth Closing Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(b)          On the Fifth Closing Date, no Default or Event of Default shall have occurred and be continuing.

(c)          The Lender shall have received a certificate, dated the Fifth Closing Date, and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (a) and (b) of this Section 4.05.

(d)          The Lender shall have received duly executed counterparts of Amendment No. 5 to Credit Agreement from each party hereto.

(e)          The Lender shall have received a certificate from the chief financial officer of the Borrower certifying that each of the Loan Parties, after giving effect to the Transactions to occur on the Fifth Closing Date, is Solvent.

(f)          All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required or reasonably requested by the Lender, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that has resulted or could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

(g)          The Lender shall have received from the Company a duly executed Warrant to purchase 49,088,030 shares of Common Stock.

(h)          The Lender shall have received from the Company duly executed amendments to the Common Stock Purchase Warrants and Amended and Restated Common Stock Purchase Warrants substantially in the form of Exhibits F – P.

(i)          The Lender shall have received duly executed counterparts of Amendment No. 3 to the Registration Rights Agreement between the Company and the Lenders signatory thereto substantially in the form of Exhibit Q.

(j)          The Lender shall have received duly executed counterparts of Amendment No.1 to the Forbearance Agreement substantially in the form of Exhibit R.

(k)          The Lender shall have received (i) a certificate of the Secretary or Assistant Secretary of each Loan Party dated as of the Fifth Closing Date and certifying (A) with respect to the Borrower, that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Amendment and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (B) that the certificate or articles of incorporation, bylaws or operating agreement (or comparable organizational documents) of each Loan Party have not been amended since the Fourth Closing Date and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (ii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (i) above.

(l)          The Lender shall have received reimbursement or payment of all out-of-pocket expenses incurred by it in connection with the restructuring of the Borrower’s capital structure, including the Obligations.

(m)         The Lender shall have received a certificate or certificates representing [•] duly authorized, validly issued, fully paid and non-assessable shares of Common Stock.

(n)          The Lender shall have received a Note duly executed and delivered by the Borrower payable to the Lender and its registered assigns in the principal amount of $4,000,000.

(o)          Lender shall have received favorable written opinions of Pryor Cashman LLP and Fennemore Craig, P.C., counsels for the Borrower, in form and substance reasonably satisfactory to the Lender.

(p)          The Lender shall have received a certificate with respect to the Loan Parties dated as of the Fifth Closing Date and duly executed by a Responsible Officer of the Borrower certifying that the Perfection Certificate delivered in connection with the Second Closing is true and correct in all respects as of the Fifth Closing Date as if given on such date.

(q)          The Lender shall have received Amendment No. 1 to the Additional Lender Credit Agreement substantially in the form of Exhibit S duly executed and delivered by the Borrower and the Additional Lenders.

(r)          The Lender shall have received duly executed counterparts of the Amended and Restated Intercreditor Agreement substantially in the form of Exhibit T.

(s)          The Lender shall have received Amendment No. 2 to each 15% Senior Secured Convertible Note dated January 14, 2014, as amended, substantially in the form of Exhibit U duly executed and delivered by the Borrower and each holder of each such Note.

(t)          The Lender shall have received Amendment No. 2 to each 15% Senior Secured Convertible Note dated February 28, 2014, as amended, substantially in the form of Exhibit V duly executed and delivered by the Borrower and each holder of each such Note.

(u)          The Lender shall have received Amendment No. 1 to each 8% Senior Secured Convertible Note dated January 14, 2014, as amended, substantially in the form of Exhibit W duly executed and delivered by the Borrower and each holder of each such Note.

(v)         The Lender shall have received Amendment No. 2 to each Common Stock Purchase Warrant dated January 14, 2014 issued by the Borrower, as amended, substantially in the form of Exhibit X duly executed and delivered by the Borrower and each holder of each such Warrant.

(w)          The Lender shall have received Amendment No. 2 to each Common Stock Purchase Warrant dated February 28, 2014 issued by the Borrower, as amended, substantially in the form of Exhibit Y duly executed and delivered by the Borrower and each holder of each such Warrant.

(x)          The Lender shall have received Amendment No. 1 to each Common Stock Purchase Warrant dated January 16, 2015 issued by the Borrower, as amended, substantially in the form of Exhibit Z duly executed and delivered by the Borrower and each holder of each such Warrant.

(y)          The Lender shall have received duly executed counterparts to the Intercreditor Amendment Deed substantially in the form of Exhibit AA.

(z)          The Lender shall have received evidence of the appointment of Tiburon Opportunity Fund, L.P as agent for the holders of the Company’s 15% Senior Secured Convertible Promissory Notes.

(aa)         The Lender shall have received duly executed counterparts to the Convertible Note Assignment substantially in the form of Exhibit BB.

(bb)         The Lender shall have received four duly executed counterparts to the Term Note Assignments substantially in the form of Exhibit CC.

(cc)         The Lender shall have received an Amended and Restated Note duly executed and delivered by the Borrower payable to the Lender and its registered assigns in the principal amount of $1,800,000 substantially in the form of Exhibit DD.

(dd)         The Lender shall have received an Amended and Restated 4% Senior Secured Convertible Note duly executed and delivered by the Borrower payable to the Lender and its registered assigns in the principal amount of $200,000 substantially in the form of Exhibit EE.

4.          Lender Consent to Borrower Action. Pursuant to Section 6.11 of the Amended CW Credit Agreement, the Lender hereby consents to the Borrower’s issuance of Common Stock Purchase Warrants to each of the Additional Lenders, excluding Dominion Capital LLC, G.T. Mascolo, Peninsula International PTE. LTD., and Cold Spring Investing LLC, substantially in the forms attached hereto as Exhibits FF-PP, in exchange for those certain Common Stock purchase Warrants issued to each of the Additional Lenders, excluding Dominion Capital LLC, G.T. Mascolo, Peninsula International PTE. LTD., and Cold Spring Investing LLC in connection with the execution of the Additional Lender Credit Agreement.

5.          Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Amended CW Credit Agreement shall remain in full force and effect in accordance with their respective terms. As used in the Amended CW Credit Agreement, the terms "this Agreement", herein, hereinafter, hereunder, hereto and words of similar import shall mean and refer to, from and after the date hereof, unless the context otherwise requires, the Amended CW Credit Agreement as amended by this Amendment.

6.          Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York and not by choice of law principles or the laws of any other State.

7.          Entire Agreement and Amendments. The Amended CW Credit Agreement, as amended by this Amendment, embodies the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties.

8.          Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement.

9.          Guarantees and Security Interests.         By signing this Amendment, the Borrower and each Guarantor hereby confirms that (i) the obligations of the Borrower and each Guarantor under the Amended CW Credit Agreement as amended by this Amendment and the other Loan Documents as amended hereby constitute “Secured Guarantees” and are entitled to the benefit of the guarantees and the security interests set forth in the Security Documents, (ii) the Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, and (iii) all Liens granted, conveyed or assigned to Calm Waters by such Person pursuant to each Loan Document to which it is party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Secured Guarantees as amended hereby.

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IN WITNESS WHEREOF, this Amendment has been executed as of, and is effective as of, the day and year first written above.

Calm Waters Partnership

By:
Name:
Title:

ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

By:
Name:
Title:

VCIG LLC

By:
Name:	Philip Anderson
Title:	Manager

FIN BRANDING GROUP, LLC

By:
Name:	Philip Anderson
Title:	Manager

HARDWIRE INTERACTIVE ACQUISITION COMPANY

By:
Name:	Philip Anderson
Title:	President

VICTORY ELECTRONIC CIGARETTES, INC.

By:
Name:	Philip Anderson
Title:	President

VAPESTICK HOLDINGS LIMITED

By:
Name:	Philip Anderson
Title:	Director

MUST HAVE LIMITED

By:
Name:	Philip Anderson
Title:	Director

E-CIGS UK HOLDING COMPANY LIMITED

By:
Name:	Philip Anderson
Title:	Director